Exhibit 99.1

SIGNATURE GROUP HOLDINGS ANNOUNCES COMPLETION OF RIGHTS OFFERING

WITH RESPECT TO COMMON STOCKHOLDERS ON FEBRUARY 20, 2015

Sherman Oaks, Calif. February 23, 2015 — Signature Group Holdings, Inc. (“Signature” or the “Company”) (OTC: SGRH) announces today the completion of its previously announced stapled rights offering (the “Rights Offering”) with respect to its holders of common stock, which expired at 5:00 p.m., New York City time, on February 20, 2015. With the completion of this portion of the Rights Offering, all shares of the Company’s common stock (the “Common Stock”) will trade under ticker symbol “SGRH” and CUSIP 82670K201.

The preliminary results from Computershare Inc. and Computershare Trust Company, N.A., who are serving collectively as subscription agent (“Computershare”), indicate that this portion of the Rights Offering was oversubscribed. As a result, the Company anticipates the issuance of 9,751,773 shares of common stock to subscribing common stockholders, for aggregate gross proceeds of $55 million. The Company expects Computershare to complete their review and tabulation of subscriptions and oversubscriptions, on or before February 25, 2015.

The closing of the Rights Offering and the issuance of the shares of common stock to subscribing holders are contingent upon the consummation of the previously announced pending acquisition (the “Real Alloy Acquisition” and formerly referred to as the “GRSA Acquisition”) by the Company’s indirect wholly owned subsidiary, Real Alloy Holding, Inc. (“Real Alloy” and formerly SGH Acquisition Holdco, Inc.), of the global recycling and specification alloys business of Aleris Corporation. The Company presently anticipates that the Real Alloy Acquisition will close on or about February 27, 2015. As a result, the Company believes Computershare will distribute the shares issuable to common stockholders in respect of valid subscriptions and fulfilled oversubscriptions as well as refund checks for unfulfilled oversubscriptions as soon as practicable after the closing of the Real Alloy Acquisition.

This expiration and proposed schedule for share issuance for the Rights Offering applies only with respect to the subscription rights attached to the common stock of the Company, and not to the subscription rights to purchase up to 843,000 shares of common stock in respect of the Company’s 1.5 million outstanding warrants. More information on the subscription rights in connection with the warrants may be found in the prospectus supplement previously filed with the Securities and Exchange Commission by the Company, and the expiration date for such portion of the Rights Offering remains April 28, 2015.

About this Rights Offering

This Rights Offering is being made only by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. THE COMMISSIONER OF BUSINESS OVERSIGHT OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on its current expectations, estimates, and projections about Signature’s and Real Alloy’s businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and Real Alloy’s expansion and business strategies; Signature’s ability to satisfy the conditions to the Real Alloy Acquisition and the related financings, and to ultimately consummate the Real Alloy Acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate the acquisitions of Real Alloy and/or other businesses; the acceptance of the Company’s stock for listing on NASDAQ or another exchange; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Contact:

Jeff Crusinberry

Senior Vice President and Treasurer

investor.relations@signaturegroupholdings.com

805-435-1255